Exhibit 99.1

CONTACTS	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. REPORTS RESULTS FOR THE THIRD QUARTER OF 2010
NASHVILLE, Tenn. (November 5, 2010) — O’Charley’s Inc. (Nasdaq: CHUX) today reported operating results for the 12-week period ended October 3, 2010, and filed its Form 10-Q for the third quarter of 2010.
Financial and Operating Highlights
•	Revenue for the third quarter of fiscal 2010 decreased by 1.2 percent to $191.7 million from $194.1 million in the third quarter of fiscal 2009. Third quarter same-store sales at O’Charley’s company-operated restaurants declined by 2.2 percent, as a 2.7 percent increase in guest counts was offset by a 4.8 percent decline in average check. Same-store sales at Ninety Nine increased by 1.2 percent, as a 1.8 percent increase in average check was partially offset by a 0.6 percent decline in guest counts. Same-store sales at Stoney River Legendary Steaks increased by 1.7 percent, as a 15.4 percent increase in guest counts was partially offset by an 11.9 percent decline in average check.

•	Restaurant-level margins, which the Company defines as restaurant sales less cost of food and beverage, payroll and benefits costs, and restaurant operating costs, decreased to 11.8 percent of restaurant sales from 14.2 percent in the prior year quarter. Year-over-year margin improvement at Stoney River was offset by margin declines at O’Charley’s and Ninety Nine.

•	Advertising and marketing expenses for the quarter were $8.0 million, or 4.2 percent of revenue, compared to $7.6 million, or 3.9 percent of revenue in the prior year quarter. General and administrative expenses for the quarter were $8.3 million, or 4.3 percent of revenue, compared to $8.7 million, or 4.5 percent of revenue in the prior year quarter.

•	Loss from operations in the quarter was $5.6 million, or 2.9 percent of revenues, compared to income from operations of $0.3 million, or 0.1 percent of revenues in the prior year

CHUX Reports Third Quarter Results for 2010

November 5, 2010
quarter.	Results for the quarter include impairment and disposal charges of $2.5 million, compared with $0.3 million in the prior year quarter.
•	Adjusted EBITDA in the quarter was $7.6 million, or 4.0 percent of revenues, compared to $13.0 million, or 6.7 percent of revenues in the prior year quarter. Adjusted EBITDA is a non-GAAP supplemental financial measure that the Company believes may be useful for understanding its financial performance. A reconciliation of adjusted EBITDA to income from operations is provided later in this release.

•	Results for the quarter include interest expense of $2.5 million, and an income tax benefit of $0.6 million, resulting in a net loss attributable to common shareholders of $7.4 million, or $0.35 per diluted share. In comparison, net loss attributable to common shareholders in the prior year quarter was $2.1 million, or $0.10 per diluted share.

•	Capital investment during the quarter was $3.2 million, compared to $4.5 million in the prior year quarter. At quarter end, the Company had a cash balance of $22.7 million, and $32.4 million available under its revolving line of credit.
     “During the third quarter, the positive shift in momentum continued at Ninety Nine and Stoney River, as both concepts reported same store sales increases for the first time in three years,” said David W. Head, president and chief executive officer of O’Charley’s Inc. “This positive momentum extended to the O’Charley’s concept, where guest counts increased for the first time this year and same store sales showed substantial improvement versus recent trends. As part of our effort to induce trial by new and lapsed O’Charley’s guests, in early August we re-introduced ‘2 Meals for $14.99,’ featuring our proven favorites combined with value-priced appetizer, beverage, and full-meal offerings. We saw an immediate improvement in sales and guest counts, and as expected we also saw some decline in O’Charley’s margins. While we expect to continue to offer ‘2 Meals for $14.99’ for our value-oriented guests, we recently introduced ‘Classic Combos,’ offering enhanced combinations of steak, seafood and chicken at menu prices between $12.99 and $15.99.”
Outlook for the Fourth Quarter of 2010
     For the fourth quarter of 2010, the Company is forecasting total revenue of between $184 million and $190 million, a loss from operations of between $3 million and $6 million, and adjusted EBITDA of between $5 million and $8 million. This forecast reflects the impact from closing two restaurants since the end of the third quarter, but does not reflect the impact of any impairment or severance charges that the Company may recognize in the fourth quarter.
Investor Conference Call and Web Simulcast
O’Charley’s Inc. will conduct a conference call on its 2010 third quarter results on November 5, 2010, at 11:00 a.m. Eastern. The number to call for this interactive teleconference is (877) 941-2927, and the confirmation passcode is 4374099. Please dial in 10 minutes prior to the beginning of the call. A replay of the conference call will be available through November 19, 2010, by dialing (800) 406-7325 and entering passcode 4374099.
     The live broadcast of O’Charley’s conference call will be available online:

CHUX Reports Third Quarter Results for 2010

November 5, 2010
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=82565&eventID=3455082.
     If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and be available through November 19, 2010.
About O’Charley’s Inc.
O’Charley’s Inc., (NASDAQ: CHUX), headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 364 restaurants under three brands: O’Charley’s, Ninety Nine Restaurants, and Stoney River Legendary Steaks. The O’Charley’s concept includes 241 restaurants in 19 states in the Southeast and Midwest, including 232 company-owned and operated O’Charley’s restaurants, and 9 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The company operates Ninety Nine Restaurants in 112 locations throughout New England and the Mid-Atlantic states. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The company operates 11 Stoney River Legendary Steaks restaurants in six states in the Southeast and Midwest. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “forecast,” “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the deterioration in the United States economy and the related adverse effect on our sales of reduced consumer spending; the Company’s ability to comply with the terms and conditions of its financing agreements; the Company’s ability to maintain or increase operating margins and same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results; the effect of increased competition; the Company’s ability to sell closed restaurants and other surplus assets; and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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CHUX Reports Third Quarter Results for 2010

November 5, 2010
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
12 Weeks Ended October 3, 2010 and October 4, 2009
All percentages shown as a percentage of total revenue unless indicated otherwise

	2010		2009
	(in thousands, except per share data)
Revenues:
Restaurant sales	$191,397	99.8%	$193,914	99.9%
Franchise and other revenue	351	0.2%	182	0.1%

	191,748	100.0%	194,096	100.0%
Costs and Expenses:
Cost of food and beverage	57,973	30.3%	56,467	29.1%
Payroll and benefits	68,464	35.8%	70,477	36.3%
Restaurant operating costs	42,373	22.1%	39,469	20.4%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	168,810	88.2%	166,413	85.8%

Advertising and marketing expenses	8,005	4.2%	7,607	3.9%
General and administrative expenses	8,282	4.3%	8,728	4.5%
Depreciation and amortization of property & equipment	9,712	5.1%	10,691	5.5%
Impairment and disposal charges, net	2,499	1.3%	325	0.2%
Pre-opening costs	0	0.0%	71	0.0%

	197,308	102.9%	193,835	99.9%

(Loss) Income from Operations	(5,560)	-2.9%	261	0.1%

Other Expense (Income):
Interest expense, net	2,488	1.3%	2,328	1.2%
Other, net	(6)	0.0%	1	0.0%

	2,482	1.3%	2,329	1.2%

Loss Before Income Taxes	(8,042)	-4.2%	(2,068)	-1.1%

Income Tax (Benefit) Expense	(604)	-0.3%	78	0.0%

Net Loss	$(7,438)	-3.9%	$(2,146)	-1.1%

Basic and diluted loss per common share:
Net Loss	$(0.35)		$(0.10)

Weighted Average Common Shares Outstanding	21,267		20,906

(1)	Percentages calculated as a percentage of restaurant sales.
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CHUX Reports Third Quarter Results for 2010

November 5, 2010
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
40 Weeks Ended October 3, 2010 and October 4, 2009
All percentages shown as a percentage of total revenue unless indicated otherwise

	2010		2009
	(in thousands, except per share data)
Revenues:
Restaurant sales	$656,399	99.9%	$691,306	99.9%
Franchise and other revenue	922	0.1%	665	0.1%

	657,321	100.0%	691,971	100.0%
Costs and Expenses:
Cost of food and beverage	195,122	29.7%	201,287	29.1%
Payroll and benefits	231,753	35.3%	242,280	35.0%
Restaurant operating costs	137,513	20.9%	136,006	19.7%

Cost of restaurant sales (1), excluding depreciation and amortization shown below	564,388	86.0%	579,573	83.8%

Advertising and marketing expenses	27,694	4.2%	26,165	3.8%
General and administrative expenses	29,420	4.5%	29,511	4.3%
Depreciation and amortization of property & equipment	33,278	5.1%	36,669	5.3%
Impairment, disposal and restructuring charges, net	8,177	1.2%	2,160	0.3%
Pre-opening costs	7	0.0%	416	0.1%

	662,964	100.9%	674,494	97.5%

(Loss) Income from Operations	(5,643)	-0.9%	17,477	2.5%

Other Expense (Income):
Interest expense, net	9,405	1.4%	9,112	1.3%
Other, net	(5)	0.0%	(72)	0.0%

	9,400	1.4%	9,040	1.3%

(Loss) Income Before Income Taxes	(15,043)	-2.3%	8,437	1.2%

Income Tax (Benefit) Expense	(738)	-0.1%	546	0.1%

Net (Loss) Earnings	$(14,305)	-2.2%	$7,891	1.1%

Net (Loss) Attributable/Earnings Available to Common Shareholders	$(14,305)	-2.2%	$7,677	1.1%

Basic (loss) earnings per common share:
Net (Loss) Earnings	$(0.68)		$0.37

Weighted Average Common Shares Outstanding	21,175		20,777

Diluted (loss) earnings per common share:
Net (Loss) Earnings	$(0.68)		$0.36

Weighted Average Common Shares Outstanding	21,175		21,095

(1)	Percentages calculated as a percentage of restaurant sales
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CHUX Reports Third Quarter Results for 2010

November 5, 2010
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At October 3, 2010 and December 27, 2009

	2010	2009
	(in thousands)
Cash	$22,739	$21,880
Other current assets	31,907	34,174
Property and equipment, net	336,506	366,850
Trade names and other intangible assets	25,946	25,946
Other assets	15,297	13,405

Total assets	$432,395	$462,255

Current portion of long-term debt and capital leases	$2,385	$1,979
Other current liabilities	62,285	71,019
Long-term debt, net of current portion	117,367	128,121
Capitalized lease obligations	0	1,798
Other liabilities	51,987	50,219
Shareholders’ equity	198,371	209,119

Total liabilities and shareholders’ equity	$432,395	$462,255

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CHUX Reports Third Quarter Results for 2010

November 5, 2010
O’Charley’s Inc. and Subsidiaries
Financial and Other Information (unaudited)
12 and 40 Weeks Ended October 3, 2010 and October 4, 2009
All percentages shown as percentage of restaurant sales

	Quarter		Year to Date
O'Charley's Concept: (1)	2010	2009	2010	2009
Number of restaurants open (1)	233	235	233	235
Average check per guest (1)	$12.26	$12.86	$12.46	$13.03
Average weekly sales per restaurant (1)	$42,851	$43,627	$44,653	$47,312

Restaurant sales (millions)	$120.2	$123.3	$417.7	$445.5

Costs and expenses:
Cost of food and beverage	30.3%	29.0%	29.7%	28.9%
Payroll and benefits	36.2%	36.5%	35.3%	34.9%
Restaurant operating costs (2)	22.1%	19.5%	20.4%	18.8%

Cost of restaurant sales	88.6%	84.9%	85.4%	82.6%

Ninety Nine Concept:
Number of restaurants open at quarter end	113	116	113	116
Average check per guest	$14.51	$14.25	$14.54	$14.64
Average weekly sales per restaurant	$47,133	$45,985	$47,093	$47,701

Restaurant sales (millions)	$63.9	$64.0	$213.4	$221.2

Costs and expenses:
Cost of food and beverage	29.6%	28.6%	29.1%	28.7%
Payroll and benefits	36.0%	36.8%	36.3%	36.0%
Restaurant operating costs (2)	22.4%	22.2%	22.0%	21.2%

Cost of restaurant sales	87.9%	87.6%	87.5%	85.9%

Stoney River Concept:
Number of restaurants open at quarter end	11	10	11	10
Average check per guest	$34.69	$39.76	$36.26	$42.07
Average weekly sales per restaurant	$55,544	$55,088	$57,377	$58,284

Restaurant sales (millions)	$7.3	$6.6	$25.2	$24.7

Costs and expenses:
Cost of food and beverage	36.5%	35.9%	35.9%	36.6%
Payroll and benefits	27.5%	29.3%	26.8%	29.8%
Restaurant operating costs (2)	19.2%	19.7%	20.2%	21.3%

Cost of restaurant sales	83.1%	85.0%	83.0%	87.6%

(1)	Excludes franchised restaurants and 2009 excludes restaurants operated by joint venture partners.

(2)	Includes rent: 100% of the Ninety Nine restaurant locations are leased (land or land and building) as compared to 58% for O’Charley’s and 73% for Stoney River.
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CHUX Reports Third Quarter Results for 2010

November 5, 2010
O’Charley’s Inc. and Subsidiaries
Calculation of Adjusted EBITDA (unaudited) (1)
A Non-GAAP Financial Measure
12 and 40 Weeks Ended October 3, 2010 and October 4, 2009

	Quarter		Year to Date
	2010	2009	2010	2009
(Loss) Income from Operations	$(5,560)	$261	$(5,643)	$17,477

Add:
Depreciation and amortization	9,712	10,691	33,278	36,669

Impairment and disposal charges, net (2)	2,499	325	8,177	2,160

Stock-based compensation expense (3)	850	1,045	3,061	3,416

Severance, recruiting and relocation expense (4)	—	145	2,395	435

Changes in deferred compensation balances (5)	138	551	138	590

Adjusted EBITDA	$7,639	$13,018	$41,406	$60,747

Notes:
(1)	We present Adjusted EBITDA as a supplemental measure which we believe is indicative of our ongoing performance. We define Adjusted EBITDA as (Loss) Income from Operations plus (i) depreciation and amortization, (ii) impairment and disposal charges, net, (iii) stock-based compensation expense, (iv) severance, recruiting and relocation costs for management changes and (v) changes in deferred compensation balances. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Also, our credit agreement uses measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

(2)	Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Charges include the non-cash write-down of assets to their estimated recovery value as well as certain cash expenses related to the holding and disposition of assets no longer in service and, in fiscal 2009, various costs associated with restructuring our supply chain.

(3)	Includes charges relating to the discount on the Company’s Employee Stock Purchase Plan and stock-based compensation plans.

(4)	Cash and non-cash charges relating to significant organization changes. Charges in the 12 and 40 weeks ended October 3, 2010, relate primarily to the severance associated with the resignation of the Company’s former CEO and other operational changes. Charges in the 40 weeks ended October 4, 2009 related primarily to the retirement of the Company’s former CEO and the recruitment of a new CEO.

(5)	The Company sponsors a deferred compensation plan for certain management employees, which is fully funded with a “Rabbi Trust.” Changes in the value of the employee’s self-directed balances are reported in compensation expense, with an offsetting amount in interest expense, net.
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